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                                                                    EXHIBIT 8(2)

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                October 16, 1998

Rio Hotel & Casino, Inc.

3700 West Flamingo Road

Las Vegas, Nevada 89103

    Re: Joint Proxy Statement/Prospectus, dated October 15, 1998, included in the Registration Statement on Form S-4 of Harrah's Entertainment, Inc.

Ladies and Gentlemen:

    We have acted as counsel to Rio Hotel & Casino, Inc., a Nevada corporation ("Rio") in connection with the Joint Proxy Statement/Prospectus, which is included in the Registration Statement on Form S-4 (the "Registration Statement"), relating to the contemplated merger (the "Merger") under the laws of the State of Nevada of Harrah's Acquisition Corp. III, a Nevada corporation ("Merger Sub") and direct wholly-owned subsidiary of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"), with and into Rio, pursuant to the Agreement and Plan of Merger dated as of August 9, 1998 by and among Harrah's, Merger Sub, and Rio, as amended (the "Merger Agreement").

    In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement (including any exhibits thereto), the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements, representations and agreements made by Harrah's, Merger Sub, and Rio.

    In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time.

    In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein.
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OPINION

    Based solely upon the foregoing, we are of the opinion that, under current law, the material federal income tax consequences applicable to holders of Rio Common Stock as a result of the Merger are as set forth under the heading "The Merger--Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus.

    Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transactions related thereto or contemplated by the Merger Agreement or the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the filing of this opinion as
Exhibit 8(2) to the Registration Statement and to the use of our name under the heading "The Merger - Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          Skadden, Arps, Slate, Meagher & Flom
                                          LLP